SETTLEMENT AGREEMENT FOR MATTERS RELATING TO
                              THE KIN-BUC LANDFILL


      This SETTLEMENT AGREEMENT dated December 23, 1997 is between and among the following:

      WASTE  MANAGEMENT,  INC.,  a  Delaware  corporation  (formerly  named  WMX
Technologies, Inc.), SCA SERVICES, INC., a Delaware corporation ("SCA"), CHEMICAL WASTE MANAGEMENT OF NEW JERSEY, INC., a New Jersey corporation (formerly named SCA Scientific Services, Inc., SCA Services of Edison, Inc. and SCA Services of Passaic, Inc.), for and as to itself and as a general partner of Earthline Company, formerly a New Jersey general partnership (which partnership was also called Environmental Services Company and Gaess Environmental Services Company), CHEMICAL WASTE MANAGEMENT, INC., a Delaware corporation, for and as to itself and as successor to CWM Consolidation Sub, Inc., a Delaware corporation, which is, in turn, the successor by merger to Carl Gulick, Inc., a New Jersey corporation, and to Wastequid, Inc., a New Jersey corporation, for and as to itself and as a general partner of Earthline Company, WASTE MANAGEMENT OF NEW JERSEY, INC., a New Jersey corporation, successor by merger to United Carting, Inc., a New Jersey corporation, CWM CHEMICAL SERVICES, INC., a Delaware corporation (formerly named SCA Chemical Services, Inc. and Chem-Trol Pollution Services, Inc.), successor by merger to Carl Gulick, Inc., a New Jersey corporation, and to R&R Sanitation Service, Inc., a New Jersey corporation (for all of the foregoing, "SCA Parties"), and

      TRANSTECH INDUSTRIES, INC., a Delaware corporation (formerly named Scientific Chemical Treatment Company, Inc. and Scientific, Inc.) ("Transtech"), FILCREST REALTY, INC., a New Jersey corporation ("Filcrest"), and KIN-BUC, INC., a New Jersey corporation ("KB") (for Transtech, Filcrest and KB, "Transtech Parties"), and

      INMAR ASSOCIATES, INC., a New Jersey corporation, successor by consolidation of Inmar Realty, Inc., a New Jersey corporation, and other corporations ("Inmar"), and DOCK WATCH QUARRY, INC., a New Jersey corporation, for and as to itself and as a possible successor of Marpak, Inc., a New Jersey corporation ("Dock Watch") (for Inmar and Dock Watch, "Inmar Parties"), and

      MARVIN H. MAHAN, for and as to himself and as a possible successor of Marpak, Inc. ("Mahan"), ROBERT J. MEAGHER, individually and as trustee of a trust for the benefit of Roger
Mahan ("Meagher"), and ANTHONY GAESS ("Gaess").

      WHEREAS, the parties to this Settlement Agreement ("Agreement") wish to reallocate among some of them the costs of the remediation of the Kin-Buc Landfill, which, for the purposes of this Agreement, shall mean the Kin-Buc
Landfill located at 383 Meadow Road, Edison, New Jersey described more particularly at pages 1 and 2 of the United States Environmental Protection Agency ("EPA") Record of Decision dated September 30, 1988, together with any real property located outside the boundaries of the Kin-Buc Landfill into which hazardous substances or contaminants may have migrated or threatened to migrate from the Kin-Buc Landfill or to which hazardous substances or contaminants deposited in the Kin-Buc Landfill finally came to rest or on which hazardous substances or contaminants were deposited from the operation of the Kin-Buc Landfill ("Kin-Buc Landfill"); and

      WHEREAS, the parties to this Agreement which are parties to a suit pending in the United States District Court for the District of New Jersey entitled Transtech Industries, Inc. et al. v. A & Z Septic Clean et al., Civil Action No. 2-90-2578 (HAA) ("Kin-Buc Cost Recovery Action") wish to settle the claims between and among them in the Kin-Buc Cost Recovery Action; and

      WHEREAS, the parties to this Agreement which are parties to the arbitrations pending before the American Arbitration Association, Commercial Arbitration Tribunal, entitled Transtech Industries, Inc. et al. v. WMX Technologies, Inc. et al., Case No. 13-172-00782-93 01 and SCA Services, Inc.
et al. v. Transtech Industries, Inc. et al., Case No. 13-192-00183-95 ("Arbitration Demands") and to the suits pending in the Supreme Court of the State of New York, New York County, entitled In the Matter of the
Application of WMX Technologies, Inc. et al. for a Judgment Staying the Arbitration Commenced by Transtech Industries, Inc. et al., Index No. 123430/93, and In the Matter of the Application of Transtech Industries, Inc. et al. for a Judgment Staying the Arbitration Commenced by SCA Services, Inc. et al., Index No. 95-107816 ("Arbitration Suits") wish to settle the claims between and among them in the Arbitration Demands and the Arbitration
Suits; and

      WHEREAS,  all  parties  to this  Agreement  which are  respondents  to the
Administrative Order dated November 19, 1992 of the EPA in the Matter of the Kin-Buc Landfill, Edison, New Jersey, Docket No. II-CERCLA-93-0101, the Administrative Order dated September 21, 1990 by the EPA in the Matter of the Kin-Buc Landfill, Docket No. II-CERCLA-00114, and all prior orders of, and stipulations and agreements with the EPA referring or relating to the same matter ("EPA Orders") wish to allocate, among themselves, the responsibilities of such respondents for compliance with the Orders; and

      WHEREAS, to accomplish these purposes the parties have agreed to release claims against other parties, dismiss suits and arbitration proceedings, defend and indemnify parties, transfer rights to data bases and expert witness's work product, apply a portion of certain insurance proceeds and take other actions, all in accordance with, and on the conditions set forth in, this Agreement.

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



      NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

      1.    TERMINATION OF ALL PREVIOUS AGREEMENTS.

      1.1 Unless otherwise specifically set forth herein, all the agreements and undertakings contained in this Agreement shall be and are effective on and as of the date first set forth above, which is the date that this Agreement was executed by all the parties hereto ("Effective Date"). The Settlement Agreement for Matters Relating to the Kin-Buc Landfill dated February [22], 1986 ("1986 Agreement") and the other documents and agreements executed in connection therewith, including, but not limited to (i) the Side Agreement dated February 22, 1986, (ii) the Agreement dated as of January 1, 1986, (iii) Releases dated March 4, 1986 by Meagher, Mahan, Transtech, KB, Filcrest and Inmar, and (iv) the Waiver and Release of Claims by SCA Services, Inc., SCA Services of Passaic, Inc., Earthline Company and their Officers and Directors dated March 4, 1986 (for all such other documents and agreements, "Accompanying Agreements"), hereby are superseded and replaced by this Agreement and shall no longer bind or inure to the benefit of the parties thereto and their respective heirs, executors, administrators, successors and assigns, as the case may be.

      1.2 Except as specifically set forth in this Paragraph 1.2, all other agreements between or among any of the Transtech Parties, the Inmar Parties, Mahan and Meagher, on the one hand, and any of the SCA Parties, on the other, which refer or relate in any way to the Kin-Buc Landfill, including, but not limited to (i) that certain letter agreement dated November 26, 1990 concerning submittal of financial assurance, and (ii) that certain letter agreement dated May 27, 1992 concerning a de minimis settlement in the Kin-Buc Cost Recovery Action, hereby are superseded and replaced by this Agreement and shall no longer bind or inure to the benefit of the parties thereto and their respective heirs, executors, administrators, successors and assigns, as the case may be. Specifically excepted herefrom are all easements and access agreements among (i) Filcrest, as grantor, and SCA and KB, as grantees, and (ii) Inmar, as grantor, and SCA and KB, as grantees, which were given in connection with the remediation of the Kin-Buc Landfill ("Remediation Easements"). Notwithstanding the provisions of this Paragraph 1.2, the Remediation Easements shall continue to bind and inure to the benefit of the parties thereto and their respective successors and assigns.


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



      1.3 Nothing in Paragraph 1.1, 1.2 or (except as expressly provided) in any other paragraph of this Agreement shall operate to revive or reinstate any claim or cause of action extinguished, dismissed with prejudice or otherwise barred by any of the superseded or replaced agreements, nor unwind or rescind actions taken heretofore to effectuate said agreements, except to the extent that such actions are inconsistent with this Agreement.

      2. RELEASES BY THE TRANSTECH PARTIES, THE INMAR PARTIES, MAHAN AND MEAGHER OF THEIR CLAIMS.

      2.1 The Transtech Parties, the Inmar Parties, Mahan and Meagher, jointly and severally, hereby release and discharge all claims, rights, causes of action and demands which they, or any of them, have made or brought, or could have made or brought, against the SCA Parties and Gaess, or any of them, in the Kin-Buc Cost Recovery Action, the Arbitration Demands and the Arbitration Suits.

      2.2 The Transtech Parties, the Inmar Parties, Mahan and Meagher, jointly and severally, hereby release and discharge all claims, rights, causes of action and demands which they, or any of them, have or hereafter may have against the SCA Parties and Gaess, or any of them (i) in any way connected with the Kin-Buc Landfill, including, but not limited to all claims for cost recovery and contribution under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 et seq. ("CERCLA") or comparable federal or state statutes or common law, or (ii) arising from, or pursuant to the provisions of the 1986 Agreement, the Accompanying Agreements or any other agreement between or among any of the SCA Parties, on the one hand, and any of the Transtech Parties, the Inmar Parties, Mahan and Meagher (and, in the case of Mahan and Meagher, either personally and as an officer of any of the Transtech Parties or the Inmar Parties), on the other, which refers or relates, in any way, to the Kin-Buc Landfill, except that claims, rights, causes of action and demands which the Transtech Parties, the Inmar Parties, Mahan and Meagher, or any of them, may have against the SCA Parties, or any of them, arising from or pursuant to the provisions of the Remediation Easements or this Agreement are not released and discharged.

      3. TRANSFER OF RIGHTS IN DATA BASE AND EXPERT WITNESS'S WORK PRODUCT.

      3.1 The Transtech Parties, jointly and severally, hereby assign, transfer and convey to SCA (without representation or warranty) all their right, title and interest in and to the documents, information, data, data base, computer programs, reports, analyses and other work product of Advanced Analytical Solutions, Inc. and all of its principals and employees,

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



including, but not limited to William J. Hengemihle ("A2S"), and to the expert testimony of A2S, compiled, created, produced or prepared in connection with the Kin-Buc Landfill.

      3.2 Each of the Inmar Parties, Mahan and Meagher represents and warrants to SCA that it or he, as the case may be, (i) has no right, title or interest in, or claim to or against, the documents, information, data, data base, computer programs, reports, analyses and other work product of A2S which is the subject of the assignment provided in this Paragraph 3, and (ii) has no relationship with William J. Hengemihle as a consultant or expert on or as to the Kin-Buc Landfill.

      3.3 SCA shall afford the Transtech Parties and their legal counsel or other representatives reasonable access to the documents, information, data, data base, computer programs, reports, analyses and other work product of A2S assigned to SCA pursuant to this Paragraph 3 or thereafter created in connection with the Kin-Buc Landfill, at reasonable times, and from time to time, at no cost to SCA but at no charge to the Transtech Parties. All costs incurred by the Transtech Parties associated with such access shall be borne solely by the Transtech Parties. Further, SCA shall permit A2S to provide the Transtech Parties, or their legal counsel or other representatives, with newly created reports, analyses and compilations of such documents, information and data and with such expert testimony, as they, or any of them, may reasonably require, provided that the cost of providing such reports, analyses, compilations and expert testimony shall be borne by the Transtech Parties and, provided further, that no such request by Transtech for newly created reports and the like shall interfere with or unreasonably delay A2S's work for SCA on matters related to the Kin-Buc Landfill.

      3.4 The Transtech Parties, the Inmar Parties, Mahan and Meagher hereby waive any conflict of interest which SCA's retention of A2S, use of its work product and use of the expert testimony of its principals and employees for or in connection with the Kin-Buc Landfill may present, and each shall execute whatever documents SCA may reasonably require to evidence such waiver.

      3.5 Similarly, the SCA Parties hereby waive any conflict of interest which the Transtech Parties' retention of A2S or its principals or employees may present for or in connection with matters related to the Kin-Buc Landfill, and, provided that the SCA Parties' interests are not adverse to the Transtech Parties' interests therein, for or in connection with other actions or other matters, including, but not limited to (i) proceedings under CERCLA or comparable federal or state statutes or common law involving the apportionment of liability for the costs of study or remediation of environmentally impaired sites, and

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



(ii) environmental audits, environmental assessments and related matters, and each of the SCA Parties shall execute whatever documents the Transtech Parties may reasonably require to evidence such waiver. Determinations by the SCA Parties about adversity of interests in any such action or matter shall be based upon the advice of counsel to the SCA Parties in such action or matter, and in the event counsel to the Transtech Parties in such action or matter disagrees with any such determination, the Transtech Parties and the SCA Parties shall submit the matter to a third party acceptable to them and qualified to make determinations of this nature, and the determination of such third party shall be binding upon the SCA Parties and the Transtech Parties.

      4. ASSIGNMENTS OF CLAIMS IN THE KIN-BUC COST RECOVERY ACTION. The Transtech Parties, the Inmar Parties, Mahan and Meagher, jointly and severally, hereby assign, transfer and set over to SCA (without representation or warranty) all of the claims, rights, causes of action and demands which they, or any of them, have made or brought or which they, or any of them, hereafter may make or bring against (i) the parties to the Kin- Buc Cost Recovery Action, and (ii) any other person or party who may be potentially responsible under CERCLA or comparable federal or state statutes or common law for the remediation of the Kin- Buc Landfill.

      5. APPLICATION OF INSURANCE RECOVERIES.

      5.1 All recoveries of insurance proceeds relating to the claims made, or to the Kin-Buc related claims which could have been made ("Recoveries"), in the suit pending in the Superior Court of New Jersey, Law Division, Middlesex County, entitled Transtech Industries, Inc. et al. v. Certain Underwriters at Lloyd's et al., Civil Action No. MSX-L-10827-95 ("Insurance Action") shall be paid to Mark Manewitz, Esq., an attorney with the firm of Skadden, Arps, Slate, Meagher & Flom, One Newark Center, Newark, New Jersey 07102, or to another independent third party acceptable to Transtech and SCA ("Paying Agent") who shall make payment to SCA of a portion of such recoveries ("SCA Payment") derived as follows:

   Net Recoveries or $4,666,667, whichever is less X $3,500,000 = SCA Payment,
     $4,666,667

      where the Net Recoveries equals the Recoveries minus the sum of:

            (a) the hourly fees and disbursements which the Transtech Parties shall then have paid, and the contingent fee which is payable, to Friedman Siegelbaum, a law firm with offices at Seven Becker Farm Road, Roseland, New Jersey ("Friedman Siegelbaum"), pursuant to that certain

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      letter agreement dated June 13, 1995 between Transtech and
      Friedman Siegelbaum ("Retainer Agreement"); and

            (b) the sum of (x) the amount paid or owed by Transtech and its affiliated group for income tax purposes ("Transtech's Consolidated Group") to the Internal Revenue Service and any state or local taxing authority on account of adjustments to the taxable income of Transtech's Consolidated Group or any of its members resulting from an audit of its federal tax returns for the years 1982 through 1991, whether such amounts are in respect of taxes, interest or penalties, and (y) an amount which grosses-up the amount of the Recoveries utilized for the payment of the federal income taxes and penalties described in clause (x) above so that the after-tax proceeds of such amount are equal to the federal and state income taxes imposed on the federal income taxes and penalties described in (x) above, and (z) an amount which grosses-up the amount of the recoveries utilized for the payment of the state income taxes described in clause (x) above so that the after-tax proceeds of such amount are equal to the state income taxes imposed on the state income taxes described in clause (x) above. The federal and state tax rates utilized to determine
      (x), (y) and (z) shall be computed at the highest marginal federal rate and New Jersey state income tax rate in effect for the taxable year in which the Recoveries are included in the taxable income of Transtech's Consolidated Group. As used herein, the term, "Transtech's Tax Liabilities," shall mean and refer to the sum of (x), (y) and (z) above.

      The Paying Agent shall pay the balance of the Recoveries to Transtech.

      5.2 The Paying Agent shall notify the Transtech Parties and SCA of the receipt of Recoveries as soon as practicable after receipt, and within five (5) days of the receipt of such notice, Transtech shall either (i) submit to the Paying Agent and SCA a certificate of its independent tax preparer ("Preparer's Certificate") setting forth, in reasonable detail, the amount of the hourly fees and disbursements identified in Paragraph 5.1(a) above (as to which the independent tax preparer may rely upon its own investigation of such amount or upon a certificate of a partner of Friedman Siegelbaum submitted to such tax preparer), the amount of Transtech's Tax Liabilities, if then determinable, and the calculation of the SCA Payment pursuant to the provisions of Paragraph 5.1, or (ii) notify the Paying Agent and SCA that the amount of Transtech's Tax Liabilities is not then determinable, as the case may be.

      5.3 If Transtech submits a Preparer's Certificate pursuant to the provisions of Paragraph 5.2(i), SCA shall have fifteen (15) days from the receipt of the same within which to object to

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the contents thereof.  Any such objection shall set forth in reasonable  detail, both the grounds of such objection and the amount of the SCA Payment, up to a maximum of $3,500,000, which SCA reasonably estimates is due and payable in accordance with the provisions of Paragraph 5.1. If no such objection is made or if, having been made, such objection does not set forth SCA's estimate of the SCA Payment, the Paying Agent shall make payment to SCA of the SCA Payment in accordance with the Preparer's Certificate and remit the balance of the Recoveries to Transtech. If an objection which sets forth an estimate of the SCA Payment is made, the Paying Agent shall hold a sum equal to such estimate in escrow, and pay the balance of the Recoveries to Transtech. As soon as practicable after the receipt of SCA's objection, Transtech shall submit to SCA such additional information, documents and reports, including, but not limited to reports of Transtech's outside certified public accountants, concerning the matters set forth in SCA's objection as SCA may reasonably request. If Transtech and SCA shall not have agreed upon the amount of the SCA Payment, or SCA has not withdrawn its objection, in either case within sixty (60) days of the date of such objection, the calculation of the SCA Payment pursuant to the provisions of Paragraph 5.1 shall be submitted to a third party acceptable to Transtech and SCA and qualified to make determinations of this nature. The determination of such third party shall be binding upon Transtech and SCA, and shall be relied upon by the Paying Agent, who shall then make payment to SCA of the SCA Payment in accordance with such determination out of the funds being held in escrow, and pay the balance of such funds, if any, to Transtech. SCA shall pay such third party's fees if such third party's determination confirms the accuracy of the Preparer's Certificate; if it does not, Transtech shall pay such fees.

      5.4 If Transtech notifies the Paying Agent and SCA that the amount of Transtech's Tax Liabilities is not then determinable pursuant to the provisions of Paragraph 5.2(ii), the Paying Agent shall hold the sum of $3,500,000 in escrow and pay the balance of the Recoveries to Transtech. As soon as practicable after the amount of Transtech's Tax Liabilities is determinable and a calculation of the SCA Payment pursuant to the provisions of Paragraph 5.1 can be made, the President or Vice President- Finance and Chief Financial Officer of Transtech shall submit the Preparer's Certificate to the Paying Agent and SCA and the disposition of the funds being held by the Paying Agent in escrow shall be made in accordance with the provisions of Paragraph 5.2.

      5.5 The SCA Payment shall be treated by the Transtech Parties and the SCA Parties as attributable to and as a payment and reimbursement of remediation costs (i) that already have been incurred and paid by the SCA Parties, and (ii) that were incurred and paid by the SCA Parties on account of property or services that already have been received by the SCA Parties. The SCA

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Parties represent to the Transtech Parties that an amount of such costs equal to the SCA Payment have been incurred and paid by the SCA Parties on or before the Effective Date, and in connection with any tax investigation, audit or other tax proceedings, and upon the request of Transtech, the SCA Parties will provide such information, documents and other evidence as is reasonably required to enable Transtech to establish the foregoing to the satisfaction of the relevant tax authorities.

      5.6 The Transtech Parties represent and warrant that they have diligently prosecuted, in good faith, the Insurance Action pursuant to the Retainer Agreement and that they will continue, in good faith, the diligent prosecution of the Insurance Action.

      [6.   RESERVED.]

      7.    WETLANDS.

      7.1 Filcrest hereby agrees to make available to SCA such of Filcrest's real property in Edison Township, Middlesex County, New Jersey identified on Exhibit A attached hereto ("Filcrest's Property") as may be needed for or in connection with the remediation of the Kin-Buc Landfill, the mitigation of the disturbance of wetlands or tidelands related to such remediation, or in settlement of natural resource damage claims arising from such remediation, provided that the lands to be made available shall be identified by the SCA Parties, or any of them, within four (4) years from the Effective Date.

      7.2 Filcrest will not sell Filcrest's Property for two (2) years from the Effective Date. Title to Filcrest's Property identified for use by the SCA Parties within two (2) years from the Effective Date shall be subject only to encumbrances of record on and as of the Effective Date. Thereafter, except as provided in Paragraph 7.3, the SCA Parties' rights pursuant to this Paragraph 7 shall be subject to prior sale by Filcrest of any or all of Filcrest's Property. Title to Filcrest's Property not previously sold and identified for use by the SCA Parties after two years from the Effective Date shall be subject to all encumbrances of record on and as of the date so identified.

      7.3 If, after two (2) years from the Effective Date, Filcrest receives a bona fide offer from a person other than a party to this Agreement to purchase all or any portion of Filcrest's Property, then it may sell the property identified in such offer, on the terms set forth in such offer, only if, after having given the SCA Parties notice of the terms of such bona fide offer, none of the SCA Parties has offered to buy the property identified in such offer on the same terms. Filcrest shall give written notice to the SCA Parties of any such bona fide offer within ten (10) days of receipt thereof, and the SCA

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Parties  shall have ten (10) days from  receipt of such notice  within  which to notify Filcrest of its intention to purchase the property identified in such offer on the same terms.

      7.4 Any use of Filcrest's Property pursuant to this Paragraph 7 shall take the form of a deed or other document of transfer of such property to the SCA Parties, or any of them, as SCA may designate, or to any other entity (such as the State of New Jersey, the Township of Edison, a state or local governmental agency, a conservation trust or the like), as SCA may direct. Filcrest shall execute such deed or other documents effecting such use promptly upon submission to it of the same.

      7.5 The Transtech Parties hereby release any and all claims against the SCA Parties, now existing or in the future arising, relating to ownership or use of any or all of the wastewater treatment plant and appurtenances thereto constructed pursuant to the EPA Orders. SCA shall enter into a long-term ground lease with Filcrest, effective retroactively to the Effective Date, for the tax lot which is the site of such plant and the portions of the tax lots owned by Filcrest on or under which such appurtenances are located. Such ground lease shall be totally net to Filcrest, no rent shall be payable to Filcrest thereunder, and SCA shall have the obligations of a ground lessee thereunder which are customary in the circumstances.

      8. ACKNOWLEDGMENT OF RECEIPT OF REPRESENTATIONS AS TO MAHAN'S AND MEAGHER'S RESPECTIVE FINANCIAL CONDITION.

      8.1 The SCA Parties acknowledge the receipt of a written representation by each of Mahan and Meagher as to his respective financial condition and ability to respond to the liability sought to be imposed upon him in the Kin-Buc Cost Recovery Action. Such representations are satisfactory, in form and substance, to the SCA Parties. For purposes of Paragraph 20, these representations shall be treated as if they were expressly set out in the Agreement even though, as provided in Paragraph 8.2, they will be maintained confidentially by the SCA Parties.

      8.2 Such representations, and the information contained therein, shall be treated by the SCA Parties as confidential, and shall not be revealed to any person not employed, or retained as an attorney or a consultant, by the SCA Parties, or to any persons, whether or not so employed or retained, not directly involved in matters related to the Kin-Buc Landfill.

      9. Releases by the SCA Parties and Gaess of their claims.

      9.1 The SCA Parties and Gaess, jointly and severally, hereby release and discharge all claims, rights, causes of action and demands which they, or any of them, have made or brought, or could have made or brought, against the Transtech Parties, the

Inmar Parties, Mahan and Meagher (individually and as trustee of a trust for the benefit of Roger Mahan), or any of them, in the Kin-Buc Cost Recovery Action, including, but not limited to the counterclaim and third-party complaint in the Kin-Buc Cost Recovery Action known as the fraudulent conveyances counterclaim ("Fraudulent Conveyances Counterclaim"), the Arbitration Demands and the Arbitration Suits. The SCA Parties, the Transtech Parties, Inmar, Mahan and Meagher acknowledge that each of them and other parties to the Fraudulent Conveyances Counterclaim are simultaneously entering into a separate agreement concerning the Fraudulent Conveyances Counterclaim, which contains, among other things, releases of claims not contained herein. The SCA Parties, the Transtech Parties, Inmar, Mahan and Meagher acknowledge and agree that there is no conflict between this Agreement and such other separate agreement concerning the Fraudulent Conveyances Counterclaim, and that both this Agreement and such other separate agreement are to be given full effect, each in accordance with their respective terms.

      9.2 Further, the SCA Parties and Gaess, jointly and severally, hereby release and discharge all claims, rights, causes of action and demands which they, or any of them, have or hereafter may have against the Transtech Parties, the Inmar Parties, Mahan and Meagher, or any of them (i) in any way connected with the Kin-Buc Landfill, including, but not limited to all claims for cost recovery and contribution under CERCLA or comparable federal or state statutes or common law, or (ii) arising from, or pursuant to the provisions of, the 1986 Agreement, the Accompanying Agreements, or any other agreement between or among any of the SCA Parties, Gaess, the Transtech Parties, the Inmar Parties, Mahan and Meagher, or any of them, which refers or relates, in any way, to the Kin-Buc Landfill, except that claims, rights, causes of action and demands which the SCA Parties and Gaess, or any of them, hereafter may have against the Transtech Parties, the Inmar Parties, Mahan and Meagher, or any of them, arising from, or pursuant to the Remediation Easements or this Agreement are not released and discharged.

      10. DISMISSALS BY SCA PARTIES OF FRAUDULENT CONVEYANCES COUNTERCLAIM AGAINST OTHER PARTIES. For good and valuable consideration given by the Transtech Parties, the receipt and sufficiency of which is hereby acknowledged, the SCA Parties, jointly and severally, hereby dismiss, with prejudice, all claims, rights, causes of action and demands which they, or any of them, have made or brought, explicitly or, pursuant to case management order, impliedly, or could have made or brought, against the following third-party defendants in the Fraudulent Conveyances Counterclaim (the following, together with Transtech, Inmar, Mahan and Meagher, constituting all the defendants named in the Fraudulent Conveyances Counterclaim): Charles F. Trapp,

Eileen Trapp, Ingrid T. Mahan, Nancy Ernst, Gary Mahan, Victor P. DiLeo, individually and as trustee of a trust for the benefit of Roger Mahan, Roger Mahan, Allen & Company Incorporated, Allen & Company, Roland Crandall and Tang Realty, Inc. As soon as practicable after the Effective Date, the SCA Parties shall file with the District Court before which the Kin-Buc Cost Recovery Action is pending, a document evidencing the dismissal with prejudice provided for herein.

      11. DEFENSE AND INDEMNIFICATION AS TO THE KIN-BUC COST RECOVERY ACTION. The SCA Parties, jointly and severally, hereby shall defend and indemnify the Transtech Parties, the Inmar Parties, Mahan and Meagher ("Indemnitees") from and against (i) all claims, demands and causes of action which have been made or brought by the other parties to the Kin-Buc Cost Recovery Action against the Indemnitees, or any of them, (ii) all claims, demands and causes of action for response costs which hereafter may be made or brought by such parties to the Kin-Buc Cost Recovery Action or by any other parties which may be potentially responsible for the remediation of the Kin-Buc Landfill, whether or not such claims, demands or causes of action for response costs are based on contractual indemnification provisions, and (iii) all liability, loss, costs and expense (including reasonable attorneys' fees) which may be suffered or incurred by the Indemnitees, or any of them, in each case arising from the Kin-Buc Cost Recovery Action, except for such claims, demands, causes of action, liability, loss, costs and expenses that have been or may be made or brought against, or suffered or incurred by, the Indemnitees in or as a result of the Fraudulent Conveyances Counterclaim. Nothing contained herein shall be deemed to obligate the SCA Parties, or any of them, to reimburse the Indemnitees, or any of them, for (i) response costs paid by the Indemnitees, or any of them, on or before the Effective Date, or (ii) attorney's fees, disbursements or other costs and expenses arising from the Indemnitees' prosecution, defense or settlement of the Kin-Buc Cost Recovery Action or the Fraudulent Conveyances Counterclaim paid or incurred by the Indemnitees, or any of them, on or before the Effective Date. The Indemnitees may not incur or contract for any obligation under this Paragraph 11 unless written notice of breach of the SCA Parties' obligations under this Paragraph 11 has been given to the SCA Parties and such breach continues for ten (10) days thereafter.

      12. DEFENSE AND INDEMNIFICATION AS TO EPA ORDERS AND OTHER ENFORCEMENT. The SCA Parties hereby shall defend and indemnify the Indemnitees from and against (i) all claims, demands and causes of action which have been made or brought, or hereafter may be made or brought, by the EPA or any other federal, state or local governmental or regulatory agency, against the Indemnitees, or any of them, and (ii) all liability, loss, cost and expense (including reasonable attorneys' fees) which may be suffered or incurred by the Indemnitees, or any of them, which, in the case of (i) and (ii) above, arise from (y) the EPA Orders (except for fines or penalties levied or imposed against the Indemnitees for or on account of any of the Indemnitees' actions or omissions on or before the Effective Date), or (z) any other orders or directives, and environmental or other applicable laws, regulations or ordinances, which are directed against or relate to the Kin-Buc Landfill or any portion thereof, operations at the Kin-Buc Landfill, the remediation of the Kin-Buc Landfill [except for the fines and penalties identified in (y) above], environmental conditions at the Kin-Buc Landfill or conditions resulting from releases from the Kin-Buc Landfill. Nothing contained herein shall be deemed to obligate the SCA Parties, or any of them, to reimburse the Indemnitees, or any of them, for (i) response costs paid by the Indemnitees, or any of them, on or before the Effective Date, or (ii) attorney's fees, disbursements or other costs and expenses arising from the Indemnitees' prosecution, defense or settlement of the Kin-Buc Cost Recovery Action or the Fraudulent Conveyances Counterclaim paid or incurred by the Indemnitees, or any of them, on or before the Effective Date. The Indemnitees may not incur or contract for any obligation under this Paragraph 12 unless written notice of breach of the SCA Parties' obligations under this Paragraph 12 has been given to the SCA Parties and such breach continues for ten (10) days thereafter.

      13. DEFENSE AND INDEMNIFICATION AS TO SETTLEMENT AGREEMENTS IN THE KIN-BUC COST RECOVERY ACTION. The SCA Parties hereby shall defend and indemnify the Indemnitees from and against all claims, demands, causes of action, liability, loss, cost and expense (including reasonable attorneys' fees) which have been, or hereafter may be made, brought, suffered or incurred by the Indemnitees, or any of them, arising from or in any way connected with the de minimis settlement agreements which have been executed by the Indemnitees in the Kin-Buc Cost Recovery Action, and such other de minimis, non-de minimis and municipal solid waste settlement agreements which hereafter may be executed by the Indemnitees in the Kin-Buc Cost Recovery Action, provided that such other de minimis, non-de minimis and municipal solid waste settlement agreements shall have been approved by the SCA Parties. The SCA Parties shall reimburse the Transtech Parties for all of their attorneys' and consultant's fees arising from work on the municipal solid waste settlements. Nothing contained herein shall be deemed to obligate the SCA Parties, or any of them, to reimburse the Indemnitees, or any of them, for (i) response costs paid by the Indemnitees, or any of them, on or before the Effective Date, or (ii) attorney's fees, disbursements or other costs and expenses arising from the Indemnitees' prosecution, defense or settlement of the Kin-Buc Cost Recovery Action or the Fraudulent Conveyances Counterclaim paid or incurred by the Indemnitees, or any of them, on or before the Effective Date. The Indemnitees may not incur or contract for any obligation under this Paragraph 13 unless written notice of breach of the SCA Parties' obligations under this Paragraph 12 has been given to the SCA Parties and such breach continues for ten (10) days thereafter.

      14. DEFENSE AND INDEMNIFICATION AS TO OTHER CLAIMS RELATING TO THE KIN-BUC LANDFILL.

      14.1 The SCA Parties hereby shall defend and indemnify the Indemnitees from and against all claims, demands and causes of action (including toxic tort and similar claims and causes of action), and all liability, loss, cost and expense (including reasonable attorneys' fees), which have been, or hereafter may be made, brought, suffered or incurred by the Indemnitees, or any of them
(i) arising from environmental conditions at, or related to, the Kin-Buc Landfill or any portion thereof, or the remediation and maintenance of the Kin-Buc Landfill, or (ii) on account of any inaccuracy or material omission in any of the representations and warranties of the SCA Parties set forth in Paragraph 15. Nothing contained herein shall be deemed to obligate the SCA Parties, or any of them, to reimburse the Indemnitees, or any of them, for (i) response costs paid by the Indemnitees, or any of them, on or before the Effective Date, or (ii) attorney's fees, disbursements or other costs and expenses arising from the Indemnitees' prosecution, defense or settlement of the Kin-Buc Cost Recovery Action or the Fraudulent Conveyances Counterclaim paid or incurred by the Indemnitees, or any of them, on or before the Effective Date. The Indemnitees may not incur or contract for any obligation under this Paragraph 14 unless written notice of breach of the SCA Parties' obligations under this Paragraph 14 has been given to the SCA Parties and such breach continues for ten (10) days thereafter.

      14.2 This Paragraph 14 does not apply to the claims, demands, causes of action, liability, loss, cost and expense identified in Paragraphs 11, 12 and 13, does not enlarge the obligations of the SCA Parties as to such matters and does not negate any exclusions from such obligations provided in such Paragraphs. Nothing in this Agreement shall require the SCA Parties to defend or indemnify the Indemnitees, or any of them, with respect to any claims, demands, causes of action, liability, loss, cost or expense arising out of or connected in any way with (i) contracts for the remediation or the post-closure operations and maintenance of the Kin-Buc Landfill entered into by the Indemnitees, or any of them, to which none of the SCA Parties was a party, or (ii) work performed by the Indemnitees, or any of them, or any of their respective employees or agents, in connection with the remediation or post-closure operations or maintenance of the Kin-Buc Landfill.

      15. REPRESENTATIONS AND WARRANTIES OF THE SCA PARTIES. Each of the SCA Parties, jointly and severally, represents and warrants to the Transtech Parties, the Inmar Parties, Mahan and Meagher that:

            (a) each of the SCA Parties is duly organized, validly existing and in good standing under the laws of the state identified herein as the state of incorporation of each of the SCA Parties;

            (b) the SCA Parties identified in the heading of this Agreement as successors by merger to other corporations are accurately identified as such, and all of the corporations and other entities formerly or presently affiliated with any of the SCA Parties and named in the Kin-Buc Cost Recovery Action are included in the definition of the SCA Parties herein;

            (c) each of the SCA Parties and Gaess has full power and authority, or legal capacity, as the case may be, to execute and deliver this Agreement;

            (d) the execution and delivery of this Agreement, and the performance of all of the undertakings by the SCA Parties provided for herein, have been duly and validly authorized and approved by the SCA Parties' respective boards of directors, and no other corporate proceedings on the part of any of the SCA Parties are necessary to authorize the execution and delivery of this Agreement or the performance by the SCA Parties of any of their respective undertakings; and

            (e) this Agreement has been duly and validly executed and delivered by each of the SCA Parties and Gaess, and assuming the valid execution and delivery thereof by the other parties hereto, this Agreement constitutes the legal, valid and binding agreements of each of the SCA Parties and Gaess, enforceable against each of them in accordance with its terms.

      16. REPRESENTATIONS AND WARRANTIES OF TRANSTECH. Transtech represents and warrants to the SCA Parties that:

            (a) each of the Transtech Parties has full power and authority to execute and deliver this Agreement;

            (b) the execution and delivery of this Agreement, and the performance of all of the undertakings by the Transtech Parties provided for herein, have been duly and validly authorized and approved by the Transtech Parties' respective boards of directors, and no other corporate proceedings on the part of any of the Transtech Parties are necessary to authorize the execution and delivery of this Agreement or the performance by the Transtech Parties of any of their respective undertakings; and

            (c) this Agreement has been duly and validly executed and delivered by each of the Transtech Parties, and assuming the valid execution and delivery thereof by the other parties hereto, this Agreement constitutes the legal, valid and binding agreements of each of the Transtech Parties enforceable against each of them in accordance with its terms.

      17. REPRESENTATIONS AND WARRANTIES OF THE INMAR PARTIES AND MAHAN. Each of Inmar and Mahan, jointly and severally, represents and warrants to the SCA Parties that:

            (a) each of the Inmar Parties and Mahan has full power and authority, or legal capacity, as the case may be, to execute and deliver this Agreement;

            (b) the execution and delivery of this Agreement, and the performance of all of the undertakings by the Inmar Parties provided for herein, have been duly and validly authorized and approved by the Inmar Parties' respective boards of directors, and no other corporate proceedings on the part of either of the Inmar Parties are necessary to authorize the execution and delivery of this Agreement or the performance by the Inmar Parties of any of their respective undertakings; and

            (c) this Agreement has been duly and validly executed and delivered by each of the Inmar Parties and Mahan, and assuming the valid execution and delivery thereof by the other parties hereto, this Agreement constitutes the legal, valid and binding agreements of each of the Inmar Parties and Mahan, enforceable against each of them in accordance with its terms.

      18. REPRESENTATIONS AND WARRANTIES OF MEAGHER. Meagher represents and warrants to the SCA Parties that:

            (a) he has full legal capacity to execute and deliver this Agreement; and

            (b) this Agreement has been duly and validly executed and delivered by Meagher, and assuming the valid execution and delivery thereof by the other parties hereto, this Agreement constitutes the legal, valid and binding agreement of Meagher, enforceable against him in accordance with its terms.

      19. DISMISSAL. Promptly upon the Effective Date, the parties shall submit to the District Court a Stipulation of Dismissal executed by all the parties hereto which shall effect a dismissal, with prejudice, of all claims brought by and among the parties hereto.

      20. ENTIRE AGREEMENT. This Agreement contains the entire agreement between and among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. Each party to this Agreement warrants and represents that in entering into this Agreement, it has not relied upon any oral or written representation or promise that is not expressly set out in this Agreement. This Agreement cannot be modified except by a writing signed by the parties whose rights or obligations are affected by such modification.

      21. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

      22.   ASSIGNMENT.

      22.1 This Agreement may not be assigned (including by operation of law) by any party without the express written consent of the other parties, except that the obligations of SCA may be assigned to an affiliated company which, in the opinion of the Transtech Parties, has financial resources equal to or greater than SCA's at and as of the Effective Date. Prior to any such assignment, SCA shall give written notice to Transtech of its intention to assign, providing, with such notice, the name, address and state of incorporation of the proposed assignee and copies of the most recent audited financial statements of the assignee. SCA shall also provide such additional information about the assignee as Transtech may reasonably request. Transtech shall have ten (10) days from receipt of all requested information about the assignee within which to object to the assignment, in which case the assignment shall not be made. Any purported assignment made without notice to Transtech as provided herein or despite Transtech's objection thereto shall not be valid and shall not relieve SCA of any of its obligations hereunder. The same procedures, requiring notice by Transtech to SCA and right of objection by SCA, shall apply to any proposed or purported assignment by Transtech.

      22.2 Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give anyone other than the parties hereto and their respective heirs, executors, administrators, legal representatives, successors or assigns, as the case may be, any rights or benefits under, or by reason of, this Agreement, and no other party shall have any right to enforce any of the provisions of this Agreement.

      23. JOINT DEFENSE AGREEMENT.

      23.1 The parties hereby acknowledge and agree that, during the pendency of the Kin-Buc Cost Recovery Action and continuing to the Effective Date it has been, and it will continue to be in the interests of the parties to defend against the defendants' claims, including but not limited to claims for contribution and indemnification, in that action. The SCA Parties therefore agree to assume the legal costs of the defense of, or of any other compulsory participation in the Kin-Buc Cost Recovery Action by, the Transtech Parties, the Inmar Parties, Mahan and Meagher, including but not limited to attorneys' fees. The SCA Parties shall have the right to conduct and control, through counsel of their choosing, the defense of the Kin-Buc Cost Recovery Action and any other participation by the Transtech Parties, the Inmar Parties, Mahan and Meagher, and may compromise or settle the same. The parties hereby acknowledge and agree that, in order to protect their interests, the parties shall have shared and wish to continue to share information, some of which may be subject to the attorney-client privilege and work product protection, without waiving the attorney-client privilege or work product protection, or allowing information to be disclosed to any third party ("Joint Defense Materials"). The sharing or disclosure of Joint Defense Materials between the parties hereby will not diminish in any way the confidentiality of such materials and will not constitute a waiver of any available privilege or protection and none of the parties to this Agreement shall have the power to waive, without the express written consent of the other parties, any privilege or protection applicable to the Joint Defense Materials.

      23.2 The parties hereby agree that they shall inform all employees, agents and counsel who receive access to Joint Defense Materials pursuant to this Agreement of the existence and scope of this Agreement, and shall instruct such employees, agents and counsel not to disclose, disseminate or transfer the Joint Defense Materials or any of the information contained therein to any other person or entity or to use or permit others to use the Joint Defense Materials or any of the information contained therein except to the extent expressly permitted hereunder.

      24. ACKNOWLEDGMENT OF REPRESENTATION BY COUNSEL. Each of the Inmar Parties, Mahan, Meagher and Gaess expressly acknowledges that it or he, as the case may be, has been represented by counsel in connection with the negotiation and execution of this Agreement, that in connection with the negotiation and execution of this Agreement, it or he, as the case may be, has neither received nor relied upon any advice given by any other party hereto or counsel to any other party hereto, and that it or he, as the case may be, has executed this Agreement freely, of its or his own accord, without influence, duress or inducements other than the consideration expressly provided for in this Agreement.

      25. NOTICE. All notices required or permitted to be given pursuant to the provisions of this Agreement by any party hereto to any other party or parties hereto shall be in writing, shall be sent only by overnight delivery service or United States Postal Service certified mail, return receipt requested, and shall be addressed to such party or parties hereto at the addresses for such party or parties set forth below (or to such other address as may be indicated by a party requesting a change of address in a notice to all the other parties to this Agreement given in the manner set forth herein for the giving of notices). Notices given in the manner set forth herein for the giving of notices shall be deemed to have been given when delivered to an overnight delivery service or when postmarked, as the case may be. Addresses for notices are:


if to any or all of the         SCA Services, Inc.
  SCA Parties or Gaess:         3003 Butterfield Road
                                Oak Brook, Illinois 60523-1100
                                Attention: General Counsel

  with a copy to:               Antoinette R. Stone, Esq.
                                Buchanan Ingersoll
                                Eleven Penn Center
                                1835 Market Street, 14th Floor
                                Philadelphia, Pennsylvania 19103

if to any or all of the         Transtech Industries, Inc.
  Transtech Parties:            200 Centennial Avenue, Suite 202
                                Piscataway, New Jersey 08854
                                Attention:  President

  with a copy to:               Dante J. Romanini, Esq.
                                Kozlov, Seaton, Romanini &
                                Brooks, P.C.
                                1940 Route 70 East, Suite 200
                                Cherry Hill, New Jersey 08003

if to any or all of the         Inmar Associates, Inc.
  Inmar Parties:                1703 E. 2nd Street
                                Scotch Plains, New Jersey 07076
  with a copy to:               Michael K. Mullen, Esq.
                                Schenck, Price, Smith & King
                                10 Washington Street
                                P.O. Box 905
                                Morristown, New Jersey 07963-0905

if to Mahan:                    Mr. Marvin H. Mahan
                                2250 Woodland Terrace
                                Scotch Plains, New Jersey 07076

  with a copy to:               Michael K. Mullen, Esq.
                                Schenck, Price, Smith & King
                                10 Washington Street
                                P.O. Box 905
                                Morristown, New Jersey 07963-0905

if to Meagher:                  Mr. Robert J. Meagher
                                P.O. Box 190
                                Reeders, Pennsylvania 18352

  with a copy to:               Dante J. Romanini, Esq.
                                Kozlov, Seaton, Romanini &
                                Brooks, P.C.
                                1940 Route 70 East, Suite 200
                                Cherry Hill, New Jersey 08003

      26. INDEX TO DEFINED TERMS. The following terms are defined in the following paragraphs of this Agreement:


      Term                                            Section

      Accompanying Agreements                       P.  1.1
      Agreement                                       First recital
      Arbitration Demands                             Third recital
      Arbitration Suits                               Third recital
      A2S                                           P.  3.1
      CERCLA                                        P.  2.2
      Dock Watch                                      Fourth P. of heading
      EPA                                             First recital
      EPA Orders                                      Fourth recital
      Effective Date                                P.  1.1
      Filcrest                                        Third P. of heading
      Filcrest's Property                           P.  7.1
      Fraudulent Conveyances Counterclaim           P.  9.1
      Friedman Siegelbaum                           P.  5.1
      Gaess                                           Fifth P. of heading
      Indemnitees                                   P.  11
      Inmar                                           Fourth P. of heading
      Inmar Parties                                   Fourth P. of heading
      Insurance Action                              P.  5.1
      Joint Defense Materials                       P.  23.1

      Term (continued)                                Section (continued)


      KB                                              Third P. of heading
      Kin-Buc Landfill                                First recital
      Kin-Buc Cost Recovery Action                    Second recital
      Mahan                                           Fifth P. of heading
      Meagher                                         Fifth P. of heading
      Net Recoveries                                  P.  5.1
      1986 Agreement                                  P.  1.1
      Paying Agent                                    P.  5.1
      Preparer's Certificate                          P.  5.2
      Recoveries                                      P.  5.1
      Remediation Easements                           P.  1.2
      Retainer Agreement                              P.  5.1(a)
      SCA                                             Second P. of heading
      SCA Parties                                     Second P. of heading
      SCA Payment                                     P.  5.1
      Transtech                                       Third P. of heading
      Transtech Parties                               Third P. of heading
      Transtech's Consolidated Group                  P.  5.1
      Transtech's Tax Liabilities                     P.  5.1(b)


      27. HEADINGS. Headings are not part of the agreement of the parties.


      IN WITNESS WHEREOF, the undersigned have executed this Agreement on and as of the date set forth above.


WASTE MANAGEMENT, INC.              SCA SERVICES, INC.


By:/s/ Stephen T. Joyce             By:/s/ Stephen T. Joyce
   --------------------                --------------------

Title:Manager-Closed Sites          Title:Manager-Closed Sites



CHEMICAL WASTE MANAGEMENT
OF NEW JERSEY, INC., for
and as to itself and as
a general partner of
Earthline Company


By:/s/ Stephen T. Joyce
   --------------------

Title:Manager-Closed Sites


[Signatures continued on next page]

[Signatures continued]



CHEMICAL WASTE MANAGEMENT,          WASTE MANAGEMENT OF NEW JERSEY,
INC., for and as to itself          INC.
and as successor to CWM
Consolidation Sub, Inc.
                                    By:/s/Stephen T. Joyce
                                       -------------------
By:/s/ Stephen T. Joyce             Title:Manager-Closed Sites
   --------------------
Title:Manager-Closed Sites



CWM CHEMICAL SERVICES, INC.


By:/s/Stephen T. Joyce
   -------------------
Title:Manager-Closed Sites



TRANSTECH INDUSTRIES, INC.          FILCREST REALTY, INC.


By:/s/Robert V. Silva               By:/s/Robert V. Silva
   ------------------                  -------------------
Title:President and                 Title:President
      Chief Executive Officer


KIN-BUC, INC.


By:/s/Robert V. Silva
   ------------------
Title:President



INMAR ASSOCIATES, INC.              DOCK WATCH QUARRY, INC.,
                                    for and as to itself and as a
                                    possible successor to Marpak, Inc.
By:/s/ Marvin H. Mahan
   -------------------
Title:President                     By:/s/ Marvin H. Mahan
                                       -------------------
                                    Title:President



[Signatures continued on next page]

[Signatures continued]




/s/ Marvin H. Mahan                       /s/ Robert J. Meagher
-------------------                       ---------------------
      MARVIN H. MAHAN,                       ROBERT J. MEAGHER,
for and as to himself and        individually and as a trustee
as a possible successor to       of a trust for the benefit of
        Marpak, Inc.                     Roger Mahan




                           /s/ Anthony Gaess
                           ------------------
                               ANTHONY GAESS

                                   EXHIBIT "A"

                                FILCREST PROPERTY


            BLOCK/LOT      MUNICIPALITY          ACREAGE
            ---------      ------------------    ----------
             399/14        Edison, New Jersey    1.06 acres
             399/59              "               1.00
             399/61              "               4.20
             399/63              "               5.13
             399/65              "               2.00
             399/68              "               1.50
             399/73              "               6.00
             399/76              "               1.00
             399/78              "               3.52
             399/80              "               3.49
             399/84              "               5.18
             399/91              "               1.04
             399/106, 107        "               1.66
             399/108             "                .93
             400/4, 5            "               5.46
             400/6, 7            "               4.50
             400/9               "               5.46
             400/26              "              11.00
             400/31              "               2.30
             400/37              "               2.00
             400/43, 44          "                .32
             400/45, 46, 47      "                .86
             400/49              "               5.00
             400/56              "               5.00
             400/59, 60, 61      "               4.59
             400/63              "                .55
             400/67, 68          "               2.04
             400/70              "               2.00